U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

SHEA HOMES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-177328	95-4240219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Brea Canyon Road, Walnut, California 91789

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 594-9500

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 12, 2014, the United States Tax Court (the “Tax Court”) ruled in favor of Shea Homes Limited Partnership (the “Company”) and its wholly-owned subsidiary Shea Homes, Inc. (“SHI”) in response to the petition SHI filed with the Tax Court in 2009. Pursuant to the opinion, the Company and SHI are permitted to continue to report income and loss from the sales of homes in their planned developments using the completed contract method of accounting for homebuilding operations. As a result, no additional taxes or interest or penalties are currently due and owing by SHI or the Company’s partners. The decision by the Tax Court is subject to a 90 day appeal period by the Internal Revenue Service which will commence once the Tax Court enters a decision document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEA HOMES LIMITED PARTNERSHIP

By:	/s/ Andrew H. Parnes
Name:	Andrew H. Parnes
Title:	Chief Financial Officer

Date: February 18, 2014